Exhibit 99.1

FOR IMMEDIATE RELEASE
October 28, 2013

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $0.45 COMPREHENSIVE INCOME PER COMMON SHARE AND
$25.27 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - October 28, 2013 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the third quarter of 2013 of $179 million, or $0.45 per common share, and net book value of $25.27 per common share. Economic return for the period, defined as dividends on common shares plus the change in net book value per common share, was a gain of $0.56 per common share, 2.2% for the quarter, or 8.7% on an annualized basis.

THIRD QUARTER 2013 FINANCIAL HIGHLIGHTS

•	$0.45 comprehensive income per common share, comprised of:

◦	$(1.80) net loss per common share

◦	$2.25 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments marked-to-market through OCI

•	$0.58 net spread and dollar roll income/loss per common share, comprised of:

◦	Interest income, net of cost of funds (including interest rate swaps) and operating expenses

◦
$(0.03) per common share of estimated net carry loss (also known as "dollar roll income/loss") associated with the Company's net short position in agency mortgage backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Includes $(0.03) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$0.29 estimated taxable income per common share

•	$0.80 dividend per common share declared on September 19, 2013

•	$0.57 estimated undistributed taxable income per common share as of September 30, 2013

◦	Decreased $(0.50) per common share from $1.07 per common share as of June 30, 2013

•	$25.27 net book value per common share as of September 30, 2013

◦	Decreased $(0.24) per common share, or (0.9)%, from $25.51 per common share as of June 30, 2013

American Capital Agency Corp.
October 28, 2013

•	2.2% economic gain on common equity for the quarter, or 8.7% annualized

◦	Comprised of $0.80 dividend per common share and $(0.24) decrease in net book value per common share

OTHER THIRD QUARTER HIGHLIGHTS

•	$77.8 billion investment portfolio as of September 30, 2013

◦	Net of $(7.3) billion net short TBA mortgage position as of September 30, 2013

•	7.2x "at risk" leverage as of September 30, 2013

◦	7.9x leverage excluding net short TBA mortgage position as of September 30, 2013

◦	Decrease of 1.3x from June 30, 2013 "at risk" leverage of 8.5x

•	7.8x average "at risk" leverage during the quarter

◦	7.8x average leverage during the quarter excluding net TBA mortgage position

•	10% actual portfolio CPR for the quarter

◦	8% actual portfolio CPR for the month of October 2013

◦	8% average projected portfolio life CPR as of September 30, 2013

◦	Excludes net TBA mortgage position

•	1.37% annualized net interest rate spread as of September 30, 2013

◦	Increase from 1.24% annualized net interest rate spread as of June 30, 2013

◦	Excludes net TBA mortgage position

•	1.14% annualized net interest rate spread and TBA dollar roll income/loss for the quarter

◦	Includes -6 bps of estimated TBA dollar roll loss

◦	Includes -6 bps of "catch-up" premium amortization cost due to change in projected CPR estimates

•	11.9 million shares of common stock repurchased during the quarter

◦	Represents 3% of common shares outstanding as of June 30, 2013

◦	$22.16 per share average net repurchase price

Commenting on the third quarter, Gary Kain, President and Chief Investment Officer, said, "During the third quarter, we continued to see substantial volatility in both interest rates and mortgage spreads. Consistent with what we said during our last earnings call in late July, we remained disciplined in our approach to risk management and prioritized book value preservation over short term earnings. To this point, we continued to migrate the portfolio into shorter maturity securities, lowered leverage somewhat, and maintained relatively high hedge ratios. Given the changes we have made to our portfolio and the significant reduction in risk positions across the entire fixed-income landscape, we have gradually been increasing our duration gap and begun to transition in the direction of a more normal balance between risk and return. That said, we remain acutely aware of the idiosyncratic risk associated with the markets today given the fixation on the actions of both the Federal Reserve and fiscal debate in Washington."

Malon Wilkus, Chair and Chief Executive Officer, commented, "Given AGNC’s stock price relative to estimated book value at various times during the third quarter, we repurchased 11.9 million shares of our common stock at approximately a 13% discount to our net book value per common share as of June 30, 2013. Furthermore, during the third quarter, the Board of Directors increased the existing share repurchase authorization from $500 million to $1 billion and extended the date of the authorization through to December 31, 2014. As a management team, we remain committed to

American Capital Agency Corp.
October 28, 2013

share repurchases, when conditions are appropriate, as a means of enhancing book value for our fellow shareholders."

NET BOOK VALUE
As of September 30, 2013, the Company's net book value per common share was $25.27, or $(0.24) lower than the June 30, 2013 net book value per common share of $25.51.

INVESTMENT PORTFOLIO
As of September 30, 2013, the Company's investment portfolio totaled $77.8 billion of agency securities, including $(7.3) billion of net short TBA mortgage positions, at fair value.

The Company accounts for TBA dollar roll positions as derivative instruments and recognizes dollar roll income/loss in other income (loss), net on the Company's financial statements. As of September 30, 2013, the Company's net TBA mortgage portfolio had a fair value and cost basis of approximately $(7.3) billion and $(7.1) billion, respectively, and a net carrying value of $(196) million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of September 30, 2013, the Company's investment portfolio was comprised of $75.1 billion of fixed-rate securities, inclusive of the net short TBA position; $1.0 billion of adjustable-rate securities; and $1.7 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

As of September 30, 2013, the Company's fixed-rate mortgage assets were comprised of $42.1 billion ≤ 15-year securities, $1.4 billion 20-year fixed-rate securities, $38.8 billion 30-year fixed-rate securities, $(2.0) billion ≤ 15-year net short TBA securities and $(5.2) billion 30-year net short TBA securities, at fair value. As of September 30, 2013, ≤ 15-year fixed rate securities, inclusive of the net TBA position, represented 52% of the Company's investment portfolio, an increase from 42% as of June 30, 2013, and 30-year fixed rate securities, inclusive of the net TBA position, represented 43% of the Company's investment portfolio, a decrease from 56% as of June 30, 2013.

As of September 30, 2013, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.52%, comprised of a weighted average coupon of 3.22% for ≤ 15-year fixed rate securities, 3.50% for 20-year fixed-rate securities and 3.88% for 30-year fixed-rate securities.

As of September 30, 2013, 65% of the Company's fixed-rate securities, excluding the net TBA position, were comprised of securities backed by lower loan balance mortgages and loans originated under the U.S. Government sponsored Home Affordable Refinance Program ("HARP"), which typically have a lower risk of prepayment in a low or declining interest rate environment relative to generic agency securities. The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-values of ≥ 80%. As of September 30, 2013, the weighted average "pay-up" measured across the Company's fixed-rate mortgage asset portfolio was approximately 0.16% over the corresponding generic TBA price.

American Capital Agency Corp.
October 28, 2013

CONSTANT PREPAYMENT RATES
The actual CPR for the Company's investment portfolio during the third quarter was 10%, slightly lower than the prior quarter of 11%. The most recent CPR published in October 2013 for the Company's portfolio held as of September 30, 2013 was 8%. The weighted average projected CPR for the remaining life of all of the Company's agency securities held as of September 30, 2013 was 8%, an increase from 7% as of June 30, 2013. The Company's net TBA dollar roll position is not included in the CPR calculations above.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected CPRs over the remaining life of the security. The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of September 30, 2013; therefore, faster actual or projected prepayments can have a meaningful negative impact, while slower actual or projected prepayments can have a meaningful positive impact, on the Company's asset yields.

Net premium amortization on the Company's investment portfolio for the third quarter was $(168) million, or $(0.43) per common share, compared to $(98) million, or $(0.25) per common share, for the second quarter. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $(12) million, or $(0.03) per common share, of "catch-up" premium amortization cost during the third quarter, compared to approximately $55 million, or $0.14 per common share, of "catch-up" premium amortization benefit during the second quarter. The unamortized net premium balance as of September 30, 2013 was $3.8 billion.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its agency security portfolio for the third quarter was 2.59%, compared to 2.92% for the second quarter. Excluding the impact of "catch-up" premium amortization cost/benefit recognized during the current and prior quarter due to changes in projected CPR estimates, the annualized weighted average yield on the Company's agency security portfolio was 2.64% for the current quarter, compared to 2.63% for the prior quarter. The Company's average asset yield reported as of September 30, 2013 was 2.70%, largely unchanged from 2.71% as of June 30, 2013.

The Company's average cost of funds (derived from the cost of repurchase agreements, other debt and interest rate swaps) for the third quarter decreased 4 bps to 1.39% from 1.43% for the second quarter. The Company's average cost of funds as of September 30, 2013 decreased 14 bps to 1.33% from 1.47% as of June 30, 2013. The decline in cost of funds was primarily due to lower average swap costs associated with a smaller hedge portfolio.

The Company's average net interest rate spread for the third quarter was 1.20%, a decrease of 29 bps from the second quarter of 1.49%. Including estimated TBA dollar roll income/loss, the Company's average net interest rate spread for the third quarter was 1.14%, a decrease of 72 bps from 1.86% during the second quarter. The Company's average net spread income for the third quarter includes -6 bps of "catch-up" premium amortization cost due to changes in projected CPR estimates, compared to 29 bps of "catch-up" premium amortization benefit during the second quarter. As of September 30, 2013, the Company's average net interest rate spread was 1.37%, compared to 1.24%, as of June 30, 2013.
LEVERAGE
As of September 30, 2013, $78.4 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $4.1 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. The Company's leverage ratio as of September 30, 2013 was 7.9x. Inclusive of the net TBA position, the Company's "at risk" leverage ratio as of September 30, 2013 was 7.2x. The Company's average leverage ratio and average "at risk" leverage ratio for the third quarter was 7.8x.

As of September 30, 2013, the Company's agency repo agreements had a weighted average interest rate of 0.44%, largely unchanged from 0.45% as of June 30, 2013. As of September 30, 2013, the Company's agency repo agreements had remaining maturities consisting of:

•	$30.9 billion of one month or less;

•	$26.3 billion from one to three months;

•	$12.0 billion from three to six months;

•	$1.9 billion from six to nine months;

•	$2.1 billion from nine to twelve months;

•	$2.3 billion from twelve to twenty-four months;

•	$2.2 billion from twenty-four to thirty-six months; and

•	$0.6 billion of greater than thirty-six months.

As of September 30, 2013, the Company's agency repo agreements had a weighted average remaining days to maturity of 112 days, compared to 119 days as of June 30, 2013.

HEDGING ACTIVITIES
As of September 30, 2013, 91% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and net Treasury positions, compared to 101% as of June 30, 2013.

The Company's interest rate swap positions as of September 30, 2013 totaled $50.2 billion in notional amount and had an average fixed pay rate of 1.65%, a weighted average receive rate of 0.24% and a weighted average maturity of 5.2 years. During the quarter, the Company terminated $6.3 billion of swaps and entered into new swap agreements totaling $0.9 billion. The new swap agreements entered into during the quarter have an average maturity of approximately 10 years and a weighted average fixed pay rate of 2.95%. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential against the impact of rising interest rates.

The Company utilizes interest rate swaptions to mitigate exposure to larger, more rapid increases in interest rates. During the quarter, the Company added $9.5 billion in notional amount of payer swaptions at a cost of $233 million, while $13.0 billion of payer swaptions from previous quarters expired or were terminated resulting in net realized gains of $277 million. As of September 30, 2013, the Company had $20.2 billion of notional value in payer swaptions outstanding at a market value of $374 million and a cost basis of $425 million, with an average option term of 1.0 year and an average underlying interest rate swap term of 7.0 years.

American Capital Agency Corp.
October 28, 2013

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to increases in interest rates. As of September 30, 2013, the Company had a net long position of $3.0 billion (market value) in U.S. Treasury securities and short position of $2.2 billion (market value) in U.S. Treasury futures.

OTHER INCOME (LOSS), NET
During the third quarter, the Company recorded a net loss of $(1.1) billion in other income (loss), net, or $(2.74) per common share, compared to a net gain of $1.5 billion, or $3.69 per common share for the prior quarter. Other income (loss), net for the third quarter was comprised of:

•	$(733) million of net realized losses on sales of agency securities;

•	$(91) million of net unrealized losses on interest rate swaps and early termination fee income/cost (excludes $47 million of unrealized gains recognized in OCI);

•	$(131) million of interest rate swap periodic interest costs;

•	$277 million of net realized gains on interest rate swaptions;

•	$(411) million of net unrealized losses on interest rate swaptions;

•	$87 million of net gains on U.S. Treasury positions;

•	$(12) million of TBA dollar roll loss;

•	$(70) million of net mark-to-market losses on TBA mortgage positions; and

•	$12 million of net gains on other derivative instruments and securities.

OTHER COMPREHENSIVE INCOME (LOSS)
During the third quarter, the Company recorded other comprehensive income of $0.9 billion, or $2.25 per common share, primarily due to the reclassification of unrealized losses from accumulated OCI to realized losses on sales of agency securities, net during the quarter as the Company repositioned its investment portfolio.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the third quarter was $0.29 per common share, or $2.09 higher than GAAP net loss per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

The Company's estimated taxable income for the third quarter excludes $(2.17) of estimated net capital losses, which are not deductible from the Company's ordinary taxable income, and $0.57 of estimated net deferred ordinary gains from terminated or expired swaptions.

THIRD QUARTER 2013 DIVIDEND DECLARATIONS
On September 19, 2013, the Board of Directors of the Company declared a third quarter dividend on its common stock of $0.80 per share, compared to $1.05 per share declared in the prior quarter, which was paid on October 28, 2013 to common stockholders of record as of September 30, 2013.

American Capital Agency Corp.
October 28, 2013

Since its May 2008 initial public offering, the Company has paid a total of $4.0 billion in common dividends, or $26.96 per common share.

On September 19, 2013, the Board of Directors of the Company declared a third quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share. The dividend was paid on October 15, 2013 to preferred stockholders of record as of October 1, 2013.

As of September 30, 2013, the Company had approximately $219 million of estimated undistributed taxable income ("UTI"), or $0.57 per common share, net of dividends declared. UTI excludes the Company's non-deductible net capital losses and net deferred gains from terminated or expired swaptions. As of September 30, 2013, the Company had estimated cumulative non-deductible net capital losses of $(849) million, or $(2.21) per common share, which may be carried forward and applied against future net capital gains for up to five years, and the Company had estimated net deferred gains from terminated or expired swaptions of $222 million, or $0.58 per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STOCK REPURCHASE PROGRAM
During the third quarter, the Company made open market purchases of approximately 11.9 million shares of its common stock, or 3% of the Company's outstanding shares as of June 30, 2013. The shares were purchased at an average price of $22.16 per share, including expenses, totaling approximately $263 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has purchased approximately 14.8 million shares of its common stock for total consideration of approximately $347 million, including expenses.

The Company also announced that its Board of Directors has increased the Company's existing stock repurchase authorization from $500 million to up to $1 billion of its outstanding shares of common stock and extended it through December 31, 2014. The Company intends to only repurchase shares when the repurchase price is less than its estimate of the current net book value per common share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
October 28, 2013

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $80,721, $71,261, $70,094, $79,966, and $83,600, respectively)	$83,805	$75,926	$74,874	$83,710	$88,020
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,204	1,281	1,421	1,535	1,620
U.S. Treasury securities (including pledged securities of $4,583 and $2,569, respectively)	4,823	3,671	—	—	—
Cash and cash equivalents	2,129	2,923	2,826	2,430	2,569
Restricted cash	77	1,216	499	399	369
Derivative assets, at fair value	1,246	1,876	480	301	292
Receivable for securities sold (including pledged securities of $1,417, $1,338, $484, $0, and $1,466, respectively)	1,807	2,070	734	—	2,326
Receivable under reverse repurchase agreements	1,808	9,430	12,291	11,818	6,712
Other assets	372	270	244	260	269
Total assets	$97,271	$98,663	$93,369	$100,453	$102,177

Liabilities:
Repurchase agreements	$82,473	$72,451	$66,260	$74,478	$79,254
Debt of consolidated variable interest entities, at fair value	736	783	862	937	1,008
Payable for securities purchased	979	3,167	259	556	1,311
Derivative liabilities, at fair value	1,015	1,544	1,217	1,264	1,562
Dividends payable	311	420	499	427	430
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	1,801	9,931	12,548	11,763	7,265
Accounts payable and other accrued liabilities	71	87	82	132	74
Total liabilities	87,386	88,383	81,727	89,557	90,904

Stockholders' equity:
Preferred stock - $0.01 par value; 10.0 shares authorized:
8.000% Series A Cumulative Redeemable Preferred Stock; 6.9 shares issued and outstanding; liquidation preference of $25 per share ($173)	167	167	167	167	167
Common stock - $0.01 par value; 600.0 shares authorized:
384.3, 396.2, 396.5, 338.9, and 341.6 shares issued and outstanding, respectively	4	4	4	3	3
Additional paid-in capital	10,992	11,255	11,261	9,460	9,536
Retained (deficit) earnings	(160)	852	(557)	(289)	(672)
Accumulated other comprehensive (loss) income	(1,118)	(1,998)	767	1,555	2,239
Total stockholders' equity	9,885	10,280	11,642	10,896	11,273
Total liabilities and stockholders' equity	$97,271	$98,663	$93,369	$100,453	$102,177

Net book value per common share	$25.27	$25.51	$28.93	$31.64	$32.49

American Capital Agency Corp.
October 28, 2013

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income:
Interest income	$558	$545	$547	$570	$520
Interest expense (1)	145	131	140	147	139
Net interest income	413	414	407	423	381

Other (loss) income, net:
(Loss) gain on sale of agency securities, net	(733)	17	(26)	353	210
(Loss) gain on derivative instruments and other securities, net (1)	(339)	1,444	(98)	89	(460)
Total other (loss) income, net	(1,072)	1,461	(124)	442	(250)
Expenses:
Management fees	35	37	33	31	32
General and administrative expenses	7	9	9	9	8
Total expenses	42	46	42	40	40
(Loss) income before income tax provision	(701)	1,829	241	825	91
Income tax provision	—	—	10	15	5
Net (loss) income	(701)	1,829	231	810	86
Dividend on preferred stock	3	3	3	3	3
Net (loss) income (attributable) available to common shareholders	$(704)	$1,826	$228	$807	$83

Net (loss) income	$(701)	$1,829	$231	$810	$86
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	833	(2,813)	(837)	(734)	1,190
Unrealized gain on derivative instruments, net (1)	47	48	49	50	51
Other comprehensive income (loss)	880	(2,765)	(788)	(684)	1,241
Comprehensive income (loss)	179	(936)	(557)	126	1,327
Dividend on preferred stock	3	3	3	3	3
Comprehensive income (loss) available (attributable) to common shareholders	$176	$(939)	$(560)	$123	$1,324

Weighted average number of common shares outstanding - basic and diluted	390.6	396.4	356.2	340.3	332.8
Net (loss) income per common share - basic and diluted	$(1.80)	$4.61	$0.64	$2.37	$0.25
Comprehensive income (loss) per common share - basic and diluted	$0.45	$(2.37)	$(1.57)	$0.36	$3.98
Estimated REIT taxable income per common share - basic and diluted (2)	$0.29	$1.04	$0.50	$1.93	$1.36
Dividends declared per common share	$0.80	$1.05	$1.25	$1.25	$1.25

American Capital Agency Corp.
October 28, 2013

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME/LOSS (2)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income	$558	$545	$547	$570	$520
Interest expense:
Repurchase agreements and other debt	98	83	91	97	88
Interest rate swap periodic costs (1)	47	48	49	50	51
Total interest expense	145	131	140	147	139
Net interest income	413	414	407	423	381
Other interest rate swap periodic costs (3)	131	105	84	77	74
Adjusted net interest income	282	309	323	346	307
Operating expenses	42	46	42	40	40
Net spread income	240	263	281	306	267
Dividend on preferred stock	3	3	3	3	3
Net spread income available to common shareholders	237	260	278	303	264
TBA dollar roll (loss) income	(12)	195	142	98	—
Net spread and dollar roll (loss) income available to common shareholders	$225	$455	$420	$401	$264
Weighted average number of common shares outstanding - basic and diluted	390.6	396.4	356.2	340.3	332.8
Net spread income per common share - basic and diluted	$0.61	$0.66	$0.78	$0.89	$0.79
Net spread and dollar roll (loss) income per common share - basic and diluted	$0.58	$1.15	$1.18	$1.18	$0.79

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (2)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net (loss) income	$(701)	$1,829	$231	$810	$86
Book to tax differences:
Premium amortization, net	(6)	(75)	(34)	(19)	55
Capital losses in excess of capital gains (4)	849	—	—	—	—
Other realized (gains) losses, net (4)	(255)	(15)	(53)	(16)	167
Unrealized losses (gains), net	229	(1,324)	30	(121)	128
Other	—	(1)	6	6	20
Total book to tax differences	817	(1,415)	(51)	(150)	370
Estimated REIT taxable income	116	414	180	660	456
Dividend on preferred stock	3	3	3	3	3
Estimated REIT taxable income available to common shareholders	$113	$411	$177	$657	$453
Weighted average number of common shares outstanding - basic and diluted	390.6	396.4	356.2	340.3	332.8
Estimated REIT taxable income per common share - basic and diluted	$0.29	$1.04	$0.50	$1.93	$1.36
Estimated cumulative undistributed REIT taxable income per common share (5)	$0.57	$1.07	$1.08	$2.21	$1.52

American Capital Agency Corp.
October 28, 2013

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Fixed-rate agency securities, at fair value - as of period end	$82,310	$75,910	$74,829	$83,635	$87,882
Adjustable-rate agency securities, at fair value - as of period end	$1,015	$694	$794	$891	$992
CMO agency securities, at fair value - as of period end	$1,244	$141	$157	$173	$191
Interest-only strips agency securities, at fair value - as of period end	$224	$236	$272	$292	$307
Principal-only strips agency securities, at fair value - as of period end	$216	$226	$243	$254	$268
Total agency securities, at fair value - as of period end	$85,009	$77,207	$76,295	$85,245	$89,640
Total agency securities, at cost - as of period end	$85,789	$78,834	$75,088	$83,193	$86,850
Total agency securities, at par - as of period end (6)	$82,003	$74,966	$71,253	$78,788	$82,435
Average agency securities, at cost	$86,407	$74,816	$78,009	$80,932	$81,500
Average agency securities, at par (6)	$82,751	$70,851	$73,922	$76,710	$77,519
Net TBA portfolio - as of period end, at fair value	$(7,256)	$14,514	$27,283	$12,870	NM
Net TBA portfolio - as of period end, at cost	$(7,060)	$15,285	$27,294	$12,775	NM
Net TBA portfolio - as of period end, carrying value	$(196)	$(771)	$(11)	$95	NM
Average net TBA portfolio, at cost	$131	$28,904	$17,892	$13,069	NM
Average repurchase agreements and other debt	$78,845	$66,060	$70,591	$74,649	$75,106
Average stockholders' equity (7)	$10,064	$11,256	$10,843	$11,177	$10,602
Net book value per common share as of period end (8)	$25.27	$25.51	$28.93	$31.64	$32.49
Leverage - average during the period (9)	7.8:1	5.9:1	6.5:1	6.7:1	7.1:1
Leverage - average during the period, including net TBA position (10)	7.8:1	8.4:1	8.2:1	7.8:1	NM
Leverage - as of period end (11)	7.9:1	7.0:1	5.7:1	7.0:1	7.0:1
Leverage - as of period end, including net TBA position (12)	7.2:1	8.5:1	8.1:1	8.2:1	NM

Key Performance Statistics:
Average coupon (13)	3.50%	3.63%	3.68%	3.77%	3.81%
Average asset yield (14)	2.59%	2.92%	2.80%	2.82%	2.55%
Average cost of funds (15)	(1.39)%	(1.43)%	(1.28)%	(1.19)%	(1.13)%
Average net interest rate spread	1.20%	1.49%	1.52%	1.63%	1.42%
Average net interest rate spread, including estimated TBA dollar roll income/loss (16)	1.14%	1.86%	1.87%	1.84%	NM
Average coupon - as of period end	3.54%	3.56%	3.73%	3.69%	3.77%
Average asset yield - as of period end	2.70%	2.71%	2.75%	2.61%	2.61%
Average cost of funds - as of period end (17)	(1.33)%	(1.47)%	(1.32)%	(1.22)%	(1.11)%
Average net interest rate spread - as of period end	1.37%	1.24%	1.43%	1.39%	1.50%
Average actual CPR for securities held during the period	10%	11%	10%	10%	9%
Average forecasted CPR - as of period end	8%	7%	9%	11%	14%
Total premium amortization, net	$(168)	$(98)	$(134)	$(153)	$(219)
Expenses % of average total assets - annualized	0.15%	0.19%	0.18%	0.16%	0.17%
Expenses % of average stockholders' equity - annualized	1.66%	1.64%	1.57%	1.42%	1.50%
Net comprehensive income (loss) return on average common equity - annualized (18)	7.1%	(34.0)%	(21.3)%	4.4%	50.4%
Dividends declared per common share	$0.80	$1.05	$1.25	$1.25	$1.25
Economic return (loss) on common equity - annualized (19)	8.7%	(32.9)%	(18.7)%	4.9%	58.6%

American Capital Agency Corp.
October 28, 2013

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

NM = Not meaningful. Prior to the fourth quarter of 2012, the Company's net TBA position primarily consisted of short TBAs used for hedging purposes.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. Accumulated other comprehensive loss (“OCI”) on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.
Capital losses in excess of capital gains represents calendar year 2013 year to date capital losses in excess of capital gains. Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains. Other realized (gains) losses, net for the three months ended September 30, 2013 includes $222 million of net deferred ordinary gains from expired or terminated swaptions, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

5.
Estimated cumulative undistributed REIT taxable income ("UTI") as of period end is net of common and preferred dividends declared during the period. Amount divided by total common shares outstanding as of each period end. UTI as of September 30, 2013 excludes the Company's cumulative non-deductible net capital losses and cumulative net deferred ordinary gains from terminated or expired swaptions.

6.	Agency securities at par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.
Net book value per common share calculated as total stockholders' equity, less the Company's Series A Preferred Stock liquidation preference of $25 per preferred share, divided by the number of common shares outstanding as of period end.

9.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the average stockholders' equity for the period. Leverage excludes U.S. Treasury repurchase agreements.

10.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period", plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

11.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by total stockholders' equity at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end", plus the Company's net TBA dollar roll position (at cost) as of period end.

13.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

14.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of premiums and discounts) by the average amortized cost of agency securities held.

15.
Cost of funds includes repurchase agreements, other debt and interest rate swaps, but excludes swap termination fees and costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period.

16.
Estimated TBA dollar roll income is net of short TBAs used for hedging purposes. Dollar roll income excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Cost of funds as of period end includes repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

18.
Net comprehensive income (loss) return on average common equity for the period was calculated by dividing comprehensive income (loss) available (attributable) to common shareholders by average common equity.

19.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 29, 2013 at 11:00 am ET. The stockholder call can be accessed through a live

American Capital Agency Corp.
October 28, 2013

webcast, free of charge, at www.AGNC.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2013 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on October 29, 2013. In addition, there will be a phone recording available from 3:00 pm ET October 29, 2013 until 9:00 am ET November 13, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10035742.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $119 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $10 billion of net book value and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for

American Capital Agency Corp.
October 28, 2013

agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or “GAAP net interest income”), less other periodic interest rate swap interest costs reported in other income (loss), net.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.